N-SAR Exhibit: Sub-item 77I (a)
Legg Mason Partners Income Trust
Western Asset Oregon Municipals Fund

Item 77I(a) :Terms of new or amended securities

In response to Sub-Items 77I(a), the Registrant incorporates by reference the supplement to the fund's
 Prospectus, Summary Prospectus and Statement of
Additional Information as filed with the Securities
 and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on March 24, 2017
(Accession No. 0001193125-17-095145).
The Registrant  also incorporates by reference
 Post-Effective Amendment No. 310 to Form N-1A filed on August 23, 2016 pursuant to Rule 485(b) of the Securities Act of 1933
(Accession No. 0001193125-16-688294).